EXHIBIT 5.1
                              SULLIVAN & WORCESTER LLP
                               ONE POST OFFICE SQUARE
                             BOSTON, MASSACHUSETTS 02109
                                   (617) 338-2800
                                FAX NO. 617-338-2880
     IN WASHINGTON, D.C.                                   IN NEW YORK CITY
1025 CONNECTICUT AVENUE, N.W.                              767 THIRD AVENUE
   WASHINGTON, D.C. 20036                              NEW YORK, NEW YORK 10017
       (202) 775-8190                                       (212) 486-8200
    FAX NO. 202-293-2275                                 FAX NO. 212-758-2151





                                                              July 12, 2000


American Tower Corporation
116 Huntington Avenue
Boston, MA  02116

         Re:      Registration of Plans on Form S-8

Ladies and Gentlemen:

         In connection with the registration under the Securities Act of 1933, as amended (the "Act"), by American Tower Corporation, a Delaware corporation (the "Company"), of (i) 5,000,000 shares of its Class A Common Stock, par value $.01 per share ("Common Stock"), that are to be offered and may be issued under the Company's 2000 Employee Stock Purchase Plan (the "2000 Plan") and (ii) 2,000,000 shares of Common Stock that are to be offered and may be issued under the American Tower Retirement Savings Plan (the "401(k) Plan") (all such shares to be offered under the 2000 Plan and the 401(k) Plan being referred to herein as the "Registered Shares"), the following opinion is furnished to you to be filed with the Securities and Exchange Commission (the "Commission") as Exhibit
5.1 to the Company's registration statement on Form S-8 (the "Registration Statement") under the Act.

         We have acted as counsel to the Company in connection with the Registration Statement, and we have examined originals or copies, certified or otherwise identified to our satisfaction, of the Registration Statement, the Restated Articles of Incorporation of the Company, as presently in effect, corporate records of the Company, and such other documents as we have considered necessary in order to furnish the opinion hereinafter set forth.

         We express no opinion herein as to any laws other than the Delaware General Corporation Law and the federal law of the United States, and we express no opinion as to state securities or blue sky laws.

         Based on and subject to the foregoing, we are of the opinion that, when issued in accordance with the terms of the 2000 Plan and the 401(k) Plan, the Registered Shares will be duly authorized, validly issued, fully paid and nonassessable by the Company.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Prospectus forming a part of the Registration Statement.



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American Tower Corporation
July 12, 2000
Page 2


         In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                            Very truly yours,


                                            /s/ SULLIVAN & WORCESTER